Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Section 1350 Certification

In connection with the Quarterly Report of Comstock Mining Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Judd Merrill, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  May 9, 2017

/s/ Judd Merrill
Judd Merrill
Chief Financial Officer (principal financial officer and principal accounting officer)